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ANDERSEN ANDERSEN & STRONG, L.C.                 941 East 3300 South, Suite 202
Certified Public Accountants and                     Salt Lake City, Utah 84106
     Business Consultants                                Telephone 801-486-0096
Member SEC Practice Section of AICPA                           Fax 801-486-0098
                                                       E-mail KAndersen@msn.com



                                                                   Exhibit 23.5


                    CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use, in the Prospectus constituting part of this Registration Statement on Form S-4 of ShopNow.com Inc., of our report dated June 19, 1998, on the consolidated financial statements of Ubarter.com Inc. as of March 31, 1998 and for the year ended March 31, 1998 and 1997, which appear in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.

/s/ Andersen Andersen & Strong L.C.

Andersen Andersen & Strong L.C.
Seattle, Washington
May 3, 2000


       A member of ACF International with affiliated offices worldwide